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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 2000, on the Company's financial statements as of and for the years ended December 31, 1999 and 1998 and our report dated October 29, 1999, on EGS Electrical Group, LLC's financial statements as of and for the year ended September 30, 1999 included in this Form 10-K for the year ended. December 31, 1999, into the Company's previously filed registration statements on Form S-8 (File Nos. 33-24043, 333-29843, 333-29851, 333-29857, 333-29855,
333-38443, 333-70245, 333-82645 and 333-82647).




                                  ARTHUR ANDERSEN LLP


Chicago, Illinois
March 13, 2000